At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
April 23, 2013

RF MICRO DEVICES® ACHIEVES 49% YEAR-OVER-YEAR GROWTH
IN QUARTERLY REVENUE

Diversified Revenue Growth Offsets Industry Seasonality

GREENSBORO, N.C., April 23, 2013

Quarterly Highlights:

•	Quarterly Revenue Increases Approximately $92.7 Million, Or Approximately 49%, Year-Over-Year To $280.6 Million

•	Quarterly GAAP Gross Margin Expands To 31.4% Versus 30.1% In Fiscal 2012, And Quarterly Non-GAAP Gross Margin Expands To 34.4% Versus 32.4% In Fiscal 2012

•	Quarterly GAAP Diluted EPS Is $(0.06), And Quarterly Non-GAAP Diluted EPS Is $0.06

•	RFMD Anticipates Revenue Of Approximately $285 Million To $290 Million And Non-GAAP EPS Of Approximately $0.07 To $0.08 In The June 2013 Quarter

RF Micro Devices, Inc. (Nasdaq GS: RFMD®), a global leader in the design and manufacture of high-performance radio frequency solutions, today reported financial results for the Company's fiscal 2013 fourth quarter, ended March 30, 2013.

RFMD's fourth quarter revenue increased approximately 3.5% sequentially and 49% year-over-year to $280.6 million, versus $271.2 million in the prior quarter and $187.9 million in the corresponding prior-year quarter. The increase in sequential revenue reflected increased adoption of RFMD's best-in-class cellular RF solutions and broad-based growth in high-performance WiFi, broadband/CATV, and standard products applications.

On a GAAP basis, gross margin totaled 31.4%, quarterly operating income was $1.7 million, and quarterly net loss was $(16.0) million, or $(0.06) per share. On a non-GAAP basis, gross margin totaled 34.4%, quarterly operating income totaled $20.6 million, and quarterly net income was $17.1 million, or $0.06 per diluted share.

Strategic Highlights

•
RFMD began production shipments in support of a high-volume flagship smartphone containing multiple RFMD components, including multimode multi-band (MMMB) power amplifiers (PAs), single-band PAs, and antenna control solutions

•	RFMD benefited in the entry segment from leadership on major reference designs and the expansion of RFMD's entry solutions product portfolio to include industry-leading CMOS PAs

•	RFMD's Multi-Market Products Group delivered sequential growth across all business units

•	High-performance WiFi achieved double-digit quarter-over-quarter revenue growth and increased more than 100% over the March 2012 quarter

•	RFMD announced a flexible GaAs sourcing strategy, including its intent to exit its pHEMT fabrication facility in the UK, to expand gross margin and support aggressive growth

•	RFMD made a $10 million investment to secure duplexer capacity

GAAP RESULTS
(in millions, except
percentages and per	Q4 Fiscal	Q3 Fiscal	Change		Q4 Fiscal	Change
share data)	2013	2013	vs. Q3 2013		2012	vs. Q4 2012
Revenue	$280.6	$271.2	3.5%		$187.9	49.3%
Gross Margin	31.4%	32.0%	(0.6)	ppt	30.1%	1.3	ppt
Operating Income (Loss)	$1.7	$5.7	$(4.0)		$(11.0)	$12.7
Net Loss	$(16.0)	$(1.4)	$(14.6)		$(13.0)	$(3.0)
Diluted EPS	$(0.06)	$(0.01)	$(0.05)		$(0.05)	$(0.01)

NON-GAAP RESULTS
(excluding share-based compensation, amortization of intangibles, acquired inventory step-up and revaluation, acquisition-related costs, intellectual property rights (IPR) litigation costs, inventory revaluation resulting from transfer of molecular beam epitaxy (MBE) operations, start-up costs, loss on retirement of convertible subordinated notes, restructuring charges, (gain) loss on PP&E, loss (income) from equity investment, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q4 Fiscal	Q3 Fiscal	Change		Q4 Fiscal	Change
share data)	2013	2013	vs. Q3 2013		2012	vs. Q4 2012
Gross Margin	34.4%	35.5%	(1.1)	ppt	32.4%	2.0	ppt
Operating Income (Loss)	$20.6	$26.8	$(6.2)		$(2.9)	$23.5
Net Income (Loss)	$17.1	$21.3	$(4.2)		$(5.4)	$22.5
Diluted EPS	$0.06	$0.08	$(0.02)		$(0.02)	$0.08

Financial Outlook and Business Commentary

RFMD's financial outlook reflects the Company's current expectations for the timing of key customer program ramps and continued strength in 2G and high-performance WiFi.

RFMD currently believes the demand environment in its end markets supports the following expectations and projections for the June 2013 quarter:

•	RFMD expects quarterly revenue to increase to approximately $285 million--$290 million

•	RFMD expects a non-GAAP tax rate of approximately 15%---20%

•	RFMD expects non-GAAP EPS of approximately $0.07--$0.08

RFMD's actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “We're very pleased to report March quarterly results that reflect market share gains and an above-seasonal revenue performance. RFMD won share across a broad customer set and outpaced our industries' underlying growth rates with quarterly revenue improving 3.5% sequentially and 49% year-over-year. RFMD has, and will continue to, execute on multiple opportunities to increase our dollar content generation-over-generation in the world's leading smartphones.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “RFMD has proven our ability to drive growth and diversification through product leadership, and we are fundamentally altering the Company's cost structure to deliver superior and sustainable profitability. We expect to drive substantial margin improvement through multiple activities, including the migration of our 2G product portfolio to our lower-cost, best-in-class RF CMOS technology, the addition of internal assembly capacity to increase the percent we insource, the completion of our exit of our UK facility, and the resulting improvement in utilization in our Greensboro GaAs fab. We believe these activities will drive three to four points of margin expansion in the second half of this fiscal year.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income (loss) and operating margin, (iii) non-GAAP net income (loss), (iv) non-GAAP net income (loss) per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables on pages 8 and 9 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" tables on page 10.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets and other non-cash expenses, including adjustments for restructuring and integration charges and certain items associated with acquisitions (such as inventory step-up and inventory revaluation). We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to other non-cash expenses, including restructuring and integration charges and certain items associated with acquisitions (such as inventory step-up and inventory revaluation), do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income (loss) and operating margin. Non-GAAP operating income (loss) and operating margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, certain items associated with acquisitions (such as inventory step-up and inventory revaluation), intellectual property rights (IPR) litigation costs, (gain) loss on PP&E and start-up costs. We believe that presentation of a measure of operating income (loss) and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, restructuring and integration charges, certain items associated with acquisitions (such as inventory step-up and inventory revaluation), IPR litigation costs, (gain) loss on PP&E and start-up costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income (loss) and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, certain items associated with acquisitions (such as inventory step-up, inventory revaluation and transaction costs), IPR litigation costs, (gain) loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, loss (income) from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income (loss) and net income (loss) per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income (loss) and operating margin. We believe disclosure of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, IPR litigation costs and restructuring and integration charges. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, IPR litigation costs, and restructuring and integration charges do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. RFMD defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our equipment term loan agreement. The definition of

EBITDA as used in the loan agreement is further adjusted for certain cash and non-cash charges, including stock compensation expense, and is used to determine compliance with financial covenants.

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD's convertible subordinated notes. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD's indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under Investors”). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3030 and entering pass code 4612553#.

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency solutions. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or WiFi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

# # #

[Tables To Follow]

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Revenue	$280,603	$187,925	$964,147	$871,352

Costs and expenses:
Cost of goods sold	192,387	131,281	658,332	582,586
Research and development	48,740	40,697	178,793	151,697
Marketing and selling	18,652	16,316	68,674	63,217
General and administrative	16,508	11,710	64,242	50,107
Other operating expense (income)	2,659	(1,032)	9,786	(898)
Total costs and expenses	278,946	198,972	979,827	846,709

Income (loss) from operations	1,657	(11,047)	(15,680)	24,643
Other expense	(2,593)	(1,002)	(10,219)	(9,015)

(Loss) income before income taxes	$(936)	$(12,049)	$(25,899)	$15,628
Income tax expense	(15,025)	(942)	(27,100)	(14,771)

Net (loss) income	$(15,961)	$(12,991)	$(52,999)	$857

Net (loss) income per share, diluted	$(0.06)	$(0.05)	$(0.19)	$0.00

Weighted average outstanding diluted shares	279,612	276,313	278,602	282,576

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 30, 2013	December 29, 2012	March 31, 2012

GAAP operating income (loss)	$1,657	$5,680	$(11,047)
Share-based compensation expense	6,695	8,832	4,553
Amortization of intangible assets	7,327	6,456	4,593
Acquired inventory step-up and revaluation	582	2,558	—
Acquisition-related costs and restructuring expenses	746	2,019	—
Restructuring and disposal costs associated with the exit of the UK facility	1,365	—	—
IPR litigation costs	1,264	1,173	—
Other expenses (income) (restructuring, (gain) loss on PP&E, start-up costs and other expenses)	972	56	(1,033)
Non-GAAP operating income (loss)	20,608	26,774	(2,934)

GAAP net loss	(15,961)	(1,443)	(12,991)
Share-based compensation expense	6,695	8,832	4,553
Amortization of intangible assets	7,327	6,456	4,593
Acquired inventory step-up and revaluation	582	2,558	—
Acquisition-related costs and restructuring expenses	746	2,019	—
Restructuring and disposal costs associated with the exit of the UK facility	1,365	—	—
IPR litigation costs	1,264	1,173	—
Other expenses (income) (restructuring, (gain) loss on PP&E, start-up costs and other expenses)	972	56	(1,033)
Loss on retirement of convertible subordinated notes	—	—	110
Non-cash interest expense on convertible subordinated notes	1,266	1,230	2,215
(Income) loss from equity investment	(95)	8	(1,079)
Tax adjustments	12,932	391	(1,812)

Non-GAAP net income (loss)	$17,093	$21,280	$(5,444)

GAAP weighted average outstanding diluted shares	279,612	279,523	276,313
Diluted share-based awards	5,930	3,763	—
Non-GAAP weighted average outstanding diluted shares	285,542	283,286	276,313

Non-GAAP net income (loss) per share, diluted	$0.06	$0.08	$(0.02)

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 30, 2013		December 29, 2012		March 31, 2012
GAAP gross margin	$88,216	31.4%	$86,810	32.0%	$56,644	30.1%
Adjustment for intangible amortization	6,302	2.2%	5,147	1.9%	3,515	1.9%
Adjustment for share-based compensation	1,127	0.4%	1,578	0.6%	693	0.4%
Acquired inventory step-up and revaluation	582	0.2%	2,558	1.0%	—	—%
Disposal costs associated with the exit of the UK facility	423	0.2%	—	—%	—	—%
Other expenses	—	—%	107	—%	—	—%
Non-GAAP gross margin	$96,650	34.4%	$96,200	35.5%	$60,852	32.4%

Three Months Ended
Non-GAAP Operating Income	March 30, 2013
(as a percentage of sales)

GAAP operating income	0.6%
Share-based compensation expense	2.4
Amortization of intangible assets	2.6
Acquired inventory step-up and revaluation	0.2
Acquisition-related costs and restructuring expenses	0.3
Restructuring and disposal costs associated with the exit of the UK facility	0.5
IPR litigation costs	0.4
Other expenses (restructuring, (gain) loss on PP&E, start-up costs and other expenses)	0.3
Non-GAAP operating income	7.3%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2013	December 29, 2012	March 31, 2012
GAAP research and development expense	$48,740	$46,509	$40,697
Less:
Share-based compensation expense	1,938	1,973	1,531
Amortization of intangible assets	—	—	8
Non-GAAP research and development expense	$46,802	$44,536	$39,158

	Three Months Ended
	March 30, 2013	December 29, 2012	March 31, 2012
GAAP marketing and selling expense	$18,652	$16,906	$16,316
Less:
Share-based compensation expense	975	1,195	791
Amortization of intangible assets	1,025	1,309	1,070
Non-GAAP marketing and selling expense	$16,652	$14,402	$14,455

	Three Months Ended
	March 30, 2013	December 29, 2012	March 31, 2012
GAAP general and administrative expense	$16,508	$15,746	$11,710
Less:
Share-based compensation expense	2,655	4,086	1,538
IPR litigation costs	1,264	1,173	—
Non-GAAP general and administrative expense	$12,589	$10,487	$10,172

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 30, 2013	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$101,662	$135,524
Short-term investments	77,987	164,863
Accounts receivable, net	143,250	100,446
Inventories	161,193	130,372
Other current assets	31,747	38,162
Total current assets	515,839	569,367

Property and equipment, net	191,083	197,921
Goodwill	104,846	95,628
Intangible assets, net	93,197	65,141
Long-term investments	4,281	4,325
Other non-current assets	21,912	32,202
Total assets	$931,158	$964,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$178,387	$110,580
Current portion of long term debt, net	—	32,759
Other current liabilities	6,486	4,846
Total current liabilities	184,873	148,185

Long-term debt, net	82,035	118,949
Other long-term liabilities	25,236	25,119
Total liabilities	292,144	292,253

Shareholders’ equity	639,014	672,331

Total liabilities and shareholders’ equity	$931,158	$964,584